N-SAR FILING 12/31/02
PROTECTIVE INVESTMENT COMPANY

770)  Transactions effected pursuant to Rule 10f-3


Fund Name   Protective Small Cap Value Fund
Date        10/14/02
Transaction Purchase
Number of Shares 1,998
Company	Kroll, Inc.